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                                                                     EXHIBIT 5.1

                       [HAYNES AND BOONE, LLP LETTERHEAD]


                                February 2, 2000



Alamosa PCS Holdings, Inc.
4403 Brownfield Highway
Lubbock, Texas  79407

Re: Alamosa PCS Holdings, Inc. Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Alamosa PCS Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-89995) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale by the Company of up to 12,321,100 shares of its Common Stock, par value $0.01 per share ("Common Stock"). The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to, the internal substantive laws of the State of Texas, the General Corporation Laws of the State of Delaware and applicable federal laws of the United States of America.

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and the Amended and Restated Bylaws of the Company (the "Bylaws"); (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the shares of Common Stock; (iii) the Registration Statement and all exhibits thereto; (iv) the form of Underwriting Agreement (herein so called), to be entered into among the Company and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc., as Underwriters named in the Underwriting Agreement; (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein and (vi) the specimen Common Stock certificate filed as Exhibit 4.1 to the Registration Statement.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of



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Alamosa PCS Holdings, Inc.
February 2, 2000
Page 2

the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us. Finally, we have assumed that the Company, acting through its transfer agent, will issue share certificates evidencing the Common Stock in the proper form and denominations as requested by the underwriters and in accordance with the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law.


Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock, upon receipt by the Company of the full consideration for the shares of Common Stock in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Very truly yours,


/s/ HAYNES AND BOONE, LLP


Haynes and Boone, LLP